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                                                                   Exhibit 10.48

                                 eUNIVERSE, INC.
                       6300 WILSHIRE BOULEVARD, SUITE 1700
                          LOS ANGELES, CALIFORNIA 90048


October 30, 2000


Take-Two Interactive Software, Inc.
575 Broadway, 3rd Floor
New York, NY 10012
Attn:   Mr. Ryan A. Brant
Chief Executive Officer

Mr. Charles Beilman
c/o CLBL, Inc.
101 North Plains Industrial Road
Wallingford, Connecticut 06492

Dear Gentleman:

This letter agreement (the "Agreement") confirms the agreement and understanding of eUniverse, Inc. ("eUniverse"), Take-Two Interactive Software, Inc. ("T2"), and Charles Beilman ("Beilman") with respect to the purchase by T2 from Beilman of 1,333,333 of his shares of eUniverse common stock, par value $.001 (the "Shares"), that are subject to an option held by eUniverse. The principal terms of the purchase of the Shares by T2 (collectively, the "Transactions") are as follows:

1. Release of Shares Under Option. eUniverse hereby releases 1,333,333 of Beilman's shares of eUniverse common stock that are subject to an option in favor of eUniverse under that certain Stock Option Agreement dated as of the 26th day of January, 2000 (the "Stock Option Agreement") as amended by the First, Second, Third, Fourth and Fifth Amendments to Stock Option Agreement dated March 31, 2000, May 31, 2000, June 16, 2000, July 31, 2000 and October 10,
2000, respectively.

2. Purchase of Shares. Upon full execution of this Agreement, T2 shall purchase the Shares for $2,000,000.00 in cash at a per share price of $1.50 (the "Purchase Price").

3. Sale of Shares. In reliance on the representations and warranties and other agreements of the parties and upon the terms and subject to the conditions set forth herein, Beilman will sell, convey, assign, transfer and deliver to T2 the Shares at the Closing (as defined below). At the closing, Beilman shall deliver to T2 a properly endorsed stock certificate representing all of the Shares together with a letter from Beilman instructing eUniverse's transfer agent to transfer the Shares to T2.

4. Distribution of Purchase Price. Under the Stock Option Agreement, the proceeds received by Beilman from the sale of the Shares to T2 shall be distributed by wire fund transfer, pursuant to joint written instructions from Beilman and eUniverse to T2 that will be provided prior to the Closing of the Transaction, as follows: forty percent (40%) of the Purchase Price to Beilman; and sixty percent (60%) of the Purchase Price to eUniverse.

5. Representations by the Parties. Each of the parties hereto hereby represents and warrants to the other parties that (i) the execution and delivery of this Agreement by such party has been duly authorized, as necessary, and this Agreement is a valid and binding obligation of such party enforceable in accordance with its terms; (ii) this Agreement does not violate or conflict with any other agreement to which such party is a party or require the consent of any third-party; and (iii) it has done nothing to incur any obligation or liability for a finder's fee, commission, brokerage fee or like payment in connection with the transactions contemplated hereby.

6. Representations by Beilman. Beilman hereby represents and warrants to T2 that
(i) Beilman has good and marketable title to the Shares, free and clear of any and all liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever ("Liens"), (ii) Beilman is an individual having all necessary capacity, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby,
(iii) the Shares, when paid for as contemplated herein, will be validly issued, fully-paid and non-assessable, and (iv) at the Closing (as defined below), T2 shall acquire good title to the Shares free and clear of any and all Liens.






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October 30, 2000
Page 2


7. Mutual Indemnification. Each of the parties hereto hereby indemnifies and agrees to hold harmless the other parties hereto and its respective affiliates from and against any and all losses, obligations, liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees) which any of them may sustain, suffer and incur and which arise or are out of, are caused by, relate to, or result or occur from or in connection with any breach of any of the representations, warranties or covenants made by such party. The foregoing indemnity shall apply to claims by third parties and direct claims by any party hereto. The representations, warranties and covenants set forth above shall survive the closing of the Transaction.

8. Publicity. Prior to the Closing, the parties shall cooperate with each other in connection with the issuance of any press release or otherwise making any public statement with respect to the contents of this document or the transactions contemplated hereby, and none of the parties hereto shall issue any such press release or make any such public statement prior to such consultation, except as may be required by law or applicable stock exchange or NASDAQ regulations.

9. General Provisions.


         The Closing of the Transaction (the "Closing") will be held at the offices of Martin, Lucas & Chioffi, LLP at 5:00 p.m. on November 6, 2000; provided, that in the event that the Closing shall fail to be consummated by 5:00 p.m. on November 6, 2000, this Agreement shall terminate and have no further force or effect.

         Each of the parties hereto shall bear its own expenses in connection with the Transactions.

         This Agreement is binding upon the parties and their successor and assigns.

         Any provision of this Agreement held or determined by a court (or other legal authority) of competent jurisdiction to be illegal, invalid, or unenforceable in any jurisdiction shall be deemed separate, distinct and independent, and shall be ineffective to the extent of such holding or determination without (i) invalidating the remaining provisions of this Agreement in that jurisdiction or (ii) affecting the legality, validity or enforceability of such provision in any other jurisdiction.

         Notices to be given hereunder by any party to the other parties must be delivered to the addresses set forth at the outset of this Agreement, or to new or additional addresses as may be designated in writing by any party.

         This Agreement is to be governed by and construed in accordance with the laws of the State of Connecticut.

This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and is intended as the parties' final expression and complete and exclusive statement of the terms thereof, superseding all prior or contemporaneous agreements, representations, promises and understandings, whether written or oral. This Agreement may be amended or modified only by an instrument in writing signed by all of the parties hereto.







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October 30, 2000
Page 3


         Please acknowledge receipt of and agreement to the foregoing by signing the enclosed copy of this letter where indicated below and returning it to the undersigned by facsimile and regular mail.

                                                     Very truly yours,
                                                     eUNIVERSE, INC.


                                                    By: /s/ Brad Greenspan
                                                       -------------------------
                                                       Name: Brad Greenspan
                                                       Its:  Chairman

AGREED AND ACCEPTED:
TAKE-TWO INTERACTIVE SOFTWARE, INC.


By:  /s/ Ryan A. Brant
    -----------------------------------------
    Ryan A. Brant, Chief Executive Officer

    /s/ Charles Beilman
    ---------------------------------
    Charles Beilman